                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                Amendment No. 4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Mobile Vault, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      7371
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   45-2403820
                                   ----------
                    (I.R.S. Employer Identification Number)

                                 Danielle Olsen
             3384 La Canada Drive, Suite 1, Cameron Park, CA 95682
                                  530-409-3181
             -----------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                        CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed         Proposed
  Class of           Amount          Maximum          Maximum         Amount of
Securities to        to be       Offering Price      Aggregate      Registration
be Registered    Registered(1)     Per Unit(2)    Offering Price        Fee(3)
-------------    -------------   --------------   --------------    ------------
Common Stock
by Company         3,000,000          $0.01           $30,000           $3.48

(1) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be
1,500,000 shares sold and the gross proceeds will be $15,000.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       ii

                                   PROSPECTUS
                                   ----------

                        3,000,000 SHARES OF COMMON STOCK

                               MOBILE VAULT, INC.

                                $0.01 PER SHARE

This registration statement constitutes the initial public offering of Mobile
Vault, Inc. (the "Company", "us", or "MVault") common stock. MVault is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in
$500 increments. There are no underwritings or broker dealers involved with the offering.

The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. The Company's sole officer and director, Ms. Danielle Olsen, will be responsible to market and sell these securities.

Currently, Ms. Olsen owns 100% of the Company's common stock. After the offering, Ms. Olsen will retain a sufficient number of shares to continue to control the operations of the Company.

There is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the
Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that the offering will be subscribed to by other investors purchasing shares in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of MVault.

The offering shall terminate on the earlier of (i) the date when the sale of all
3,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus becomes effective. The Company will not extend the offering period beyond the ninety (90) days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE
CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The
Company may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed "effective". This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is __________, 2011

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Part I
------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE.      34

Part II
-------

                            SUMMARY OF OUR OFFERING

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our Common Stock.

THE ISSUER:                   Mobile Vault, Inc. a Florida corporation (MVault).

SECURITIES BEING OFFERED:     3,000,000 shares of our Common Stock, par value
                              $0.0001 per share.

OFFERING PRICE:               $0.01 per share.

MINIMUM NUMBER OF SHARES TO   None.
BE SOLD IN THIS OFFERING:

COMPANY CAPITALIZATION:       Common Stock: 500,000,000 shares authorized;
                              480,000,000 common, 20,000,000 preferred shares;
                              9,000,000 shares outstanding as of the date of
                              this prospectus.

COMMON STOCK OUTSTANDING      9,000,000 Shares of our Common Stock are issued
BEFORE AND AFTER THE          and outstanding as of the date of this prospectus.
OFFERING:                     Upon the completion of this offering, 12,000,000
                              shares will be issued and outstanding assuming all
                              of the shares offered are sold.

TERMINATION OF THE            The offering will conclude at the earlier of when
OFFERING:                     all 3,000,000 shares of common stock have been
                              sold or 90 days after this registration statement
                              is declared effective by the Securities and
                              Exchange Commission.

USE OF PROCEEDS:              The net proceeds will depend on the level of
                              subscription to the offering. We intend to use the
                              proceeds to complete our business and financial
                              plan, and expenses incurred relating to this
                              registration statement. See "Use of Proceeds"
                              section for more information.

RISK FACTORS:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors
                              you should consider before deciding to invest in
                              shares of our Common Stock. An investment in our
                              Company should be considered high risk, and an
                              investment suitable only for those who can afford
                              to lose the entirety of their investment.

You should rely only upon the information contained in this prospectus. MVault has not authorized anyone to provide you with information different from that which is contained in this prospectus. MVault is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                     SUMMARY INFORMATION ABOUT MOBILE VAULT

Mobile Vault, Inc. was founded in May 2011 to provide software security solutions for smartphones to consumers. The Company has not developed any products, does not have any customers, and has generated no revenues.

The Company plans to provide consumers the software solutions to ensure their personal data (behaviors, transactions, location) is kept confidential and secure. The consumer will have full control of their data and will have the option to share their data at their own choice.

Mobile Vault plans to provide consumers the ability to instantly check where files have come from, securely back up the smartphone, check social networks for bad links and other threats like unsafe websites, and will monitor suspicious behavior to quickly detect attacks and malware. The Company believes this is an attractive market opportunity because of the consumer adoption of mobile phones and the impact of the phone on the consumer's lifestyle.

Mobile Vault plans to develop products to protect the consumer's privacy and security when using any mobile application. The Company plans to develop products which will allow the user to automatically back up their files to disc,
USB device or a data center. This feature will provide the user an easy way to recover data and important files when your mobile device crashes. The Company also plans to provide the consumer the ability to securely and automatically manage usernames and passwords and avoid hacks from cybercriminals or unauthorized users. The consumer will not have to worry about unsafe and malicious websites, including phishing sites. The consumer will be able to email, chat and download files without having to be concerned about spyware and other threats that create damage.

In light of the huge success of the iPhone and Android smartphones, the Company plans to specifically target these platforms for the mobile applications.

The proceeds from this offering will be used to complete the Company's business plan. The Company will need to secure additional financing to develop the product, attract customers, and start generating revenues. The Company will need to secure an additional $150,000 of capital for product development. The Company anticipates product development will take at least one year of effort before products are commercially available for sale. Therefore, the Company does not anticipate generating any revenue in the next twelve (12) months. There are no assurances that the Company will be successful with any subsequent financings.

Our business and registered office is located at 3384 La Canada Drive, Suite 1,
Cameron Park, CA 95682. Our contact number is 530-409-3181.

As of November 30, 2011, MVault had $3,654 of cash on hand in the corporate bank account and had liabilities of $600. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations.
The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or
Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes.
Our historical results are not necessarily indication of the results to be expected for any future period.

         BALANCE SHEET                         AS OF NOVEMBER 30, 2011
         -------------                         -----------------------
Total Assets ..................................      $   4,275
Total Liabilities .............................      $     600
Total Shareholder's Equity ....................      $   3,675

                                         YEAR ENDED     SIX MONTHS ENDED
         OPERATING DATA                 MAY 31, 2011    NOVEMBER 30, 2011
         --------------                 ------------    -----------------
Revenue ............................     $       0          $       0
Net Loss ...........................     $   3,108          $   2,217
Net Loss Per Share * ...............     $       0          $       0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, MVault has had no revenue to date and has incurred only losses since inception. The
Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors in evaluating the Company and our business before purchasing the shares of Common Stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. The most significant factors that could cause or contribute to such differences are as follows:

RISKS RELATED TO OUR BUSINESS
-----------------------------

OUR AUDITOR HAS ISSUED A GOING CONCERN REGARDING THE COMPANY'S FINANCIAL
CONDITION WHICH MEANS THEY HAVE A SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY
TO SUBSTAIN OPERATIONS OVER THE NEXT TWELVE (12) MONTHS.

In their audit report for the period ending May 31, 2011 and dated June 27,
2011, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. In addition, the financial statements do not contain any adjustments that may result from the uncertainty of our continuation as a going concern. Because our sole officer may be unwilling or unable to loan or advance any additional capital to the Company, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a
Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the May 31, 2011 Audited Financial Statements - Auditors'
Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

ALTHOUGH WE PLAN TO OFFER THE SECURITIES FROM THIS OFFERING, THERE IS NO
GUARANTEE THAT WE WILL BE ABLE TO SELL THE OFFERING AND IF WE DO, THE PROCEEDS
MAY BE INSUFFICIENT TO FUND OPERATIONS.

The Company plans to offer the securities from this offering, however there is no guarantee that the Company will be able to sell the securities. And even if the Company does offer the securities, there are no guarantees that the proceeds from the offering will be sufficient to fund our planned operations.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At November 30, 2011, we had $3,654 cash on-hand, $621 in accounts receivable and our stockholder's equity was $3,675 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable.
We also expect negative cash flow for the foreseeable future as we incur operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

THE COMPANY IS SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES
EXCHANGE ACT OF 1934 WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME
REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

The Company is subject to the 15(d) reporting requirements according to the
Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the
Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. SINCE
WE ARE CONDUCTING A "NO MINIMUM" OFFERING AND LACK ANY ENFORCEABLE SOURCE OF
FUNDING, WE ARE DEPENDENT ON THE PROCEEDS FROM THIS OFFERING TO FUND OPERATIONS.

As of November 30, 2011, Mobile Vault, Inc. had $4,275 in assets and limited capital resources. Since we are conducting a no-minimum offering and lack any enforceable source of funding necessary to finance planned operations through
2011, we must raise approximately $150,000. To date, our operations have been funded by our sole officer and director pursuant to a verbal, non-binding agreement. Ms. Danielle Olsen has personally funded the Company's overhead expenses, including legal, accounting, and operational expenses to date, however there is no assurances she will fund any expenses in the future. The Company does not currently owe Ms. Danielle Olsen any money as of the date of this registration statement, as Ms. Danielle Olsen' monetary funding to the Company as of the date hereof has not been categorized as loans made to the Company, but as contributions for which she has received founders stock.

The Company has approximately $5,000 in offering costs associated with this financing. The offering proceeds may not cover these costs and if this is the case, the Company will be in a worse financial condition prior to the offering.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems.
Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

In the event our Company does not have adequate proceeds from this offering, our sole officer and director, Ms. Danielle Olsen, has verbally agreed to fund the overhead expenses of the Company for the next twelve(12) months. The funding of the Company by Ms. Olsen will not create a liability of the Company, nor will it be reflected on the Company's financial statements, it will be reflected as a contribution for additional founders stock. Ms. Olsen's commitment to personally fund the Company could cease at any moment in her sole discretion.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the Security and Exchange Commission. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

THE PRIVACY SECURITY SOFTWARE MARKET FOR MOBILE PHONES IS IN ITS EARLY PHASES OF
GROWTH WITH A FRAGMENTED MARKET AMONG SOFTWARE SECURITY COMPANIES AND DEVICE
MANUFACTURERS. THE COMPANY MUST DEVELOP A STRONG PRODUCT THAT IS DEVICE AGNOSTIC
IN ORDER TO BUILD CONSUMER LOYALTY AND TO GENERATE REVENUES. IF THE COMPANY IS
NOT ABLE TO ESTABLISH A STRONG BRAND AND POSITION IN THE MARKET, THE COMPANY
WILL NOT BE ABLE TO GENERATE THE REVENUE TO BECOME PROFITABLE. IF THE COMPANY
DOESN'T GAIN THIS MARKET POSITION, WE FACE A HIGH RISK OF BUSINESS FAILURE.

According to TRUSTe Harris Interactive, the number one concern for US smartphone users was privacy and security. Only 36% of the users surveyed by eMarketer felt in control of their data. And 75% of the users indicated that they don't like to be tracked by advertisers. The Company must develop unconventional privacy and security software to protect the user's confidential personal data. The brand loyalty and objectivity will help the Company establish a position in the market and if successful, will help the Company generate revenues. If the Company does not establish itself in this market, the Company will not be able to generate sales and operating results will be negatively impacted and our business could fail.

THE MOBILE TRACKING OF PHONES AND USER DATA IS AN UNKNOWN PROBLEM IN THE MARKET
AND IF NOT ADDRESSED WITH FULL TRANSPARENCY, COMPANIES RISK LOOSING CONSUMER
CONFIDENCE. IF CONSUMERS LOOSE CONFIDENCE, THE BUSINESS WILL FAIL.

According to eMarketeer.com, the awareness of mobile ad tracking is only known by two-thirds of the smartphone users. Due to the sensitive nature of personal data on the phone, the advertising companies risk damaging their brand, trust, and loyalty with users. The companies that address these concerns with full transparency minimize their risk of losing customers. The Company's privacy policy must be 100% transparent, and the Company must proactively address these concerns with users. If we don't, we risk losing consumer confidence and our business will fail.

MOBILE VAULT MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT
SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, finance, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

AS OUR BUSINESS GROWS, WE WILL NEED TO ATTRACT ADDITIONAL MANAGERIAL EMPLOYEES
WHICH WE MIGHT NOT BE ABLE TO DO.

We have one officer and director, Ms. Danielle Olsen, the President and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan.
There is no guarantee that we will be successful in adding such managerial talent.

THE COMPANY WILL NEED TO HIRE AND RETAIN TECHNICAL RESOURCES FOR PRODUCT
DEVELOPMENT. IF THOSE RESOURCES ARE NOT AVAILABLE OR ARE DIFFICULT TO FIND, THE
COMPANY'S PRODUCT DEVELOPMENT TIMELINE AND BUSINESS WOULD BE IMPACTED.

The Company will need to hire technical resources, specifically programmers, to develop the Company's products. Identifying and recruiting qualified resources with technical skills is difficult and time consuming. If the Company is not successful recruiting and retaining these technical resources, the Company's product development will be delayed which will impact the Company's development and operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A
MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS
AND EVEN BUSINESS FAILURE.

Ms. Danielle Olsen, our sole officer and director, has other business interests and currently devotes approximately 20-30 hours per week to our operations. She currently works at Tunnel Creek Dental as an IT manager. In addition, the
Company is entirely dependent on the efforts of its sole officer and director, therefore her departure could have a materially adverse effect on the business.
Her industry and technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

THE COMPANY'S CEO AND PRESIDENT HAS OBLIGATIONS WITH HER CURRENT EMPLOYER,
THEREFORE SHE MAY HAVE CONFLICT OF INTEREST WITH MOBILE VAULT.

Ms. Danielle Olsen has current obligations with her employer Dental Creek Tunnel and those obligations including her time may present a conflict of interest with
Mobile Vault. If a conflict arises, Ms. Olsen will use her best business judgment to ensure her fiduciary duties for the Company are handled first. If a conflict arises due to Ms. Olsen's time, she will need to prioritize her time based on the circumstances. In some of these circumstances, Mobile Vault could be negatively impacted and could result in delays or disruptions to the business.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING
COMMON STOCK, INVESTORS MAY FEEL THAT HER DECISIONS ARE CONTRARY TO THEIR
INTERESTS

The Company's sole officer and director, Ms. Danielle Olsen, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Ms. Olsen will retain
85.7% of the shares outstanding. As a result, she will maintain control of the
Company and be able to choose all of the Company's directors. Her interests may differ from those of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the
Company.

These other activities may present a conflict of interest with the Company. For example, a potential conflict could be the allocation of Ms. Olsen's time between the Company vs. Tunnel Creek. If such conflict arises, Ms. Olsen will honor her responsibilities at Tunnel Creek first, then will tend to the
Company's responsibilities. This requirement is not in the best interests of the
Company's shareholders. If such situation occurs, this may materially impact the
Company and the value of your investment.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH PROFITABLE
RELATIONSHIPS WITH CUSTOMERS AND GENERATE REVENUES, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company's efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Ms. Danielle Olsen does not fund the Company, the business will fail.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR PRODUCTS AND SERVICES AND
IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO
SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with distribution partners to access these potential customers. In the beginning of operations, there will be a marketing challenge for MVault. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace. Therefore, MVault won't benefit from immediate name recognition.

THE COMPANY MAY RETAIN INDEPENDENT CONTRACTORS OR CONSULTANTS DUE TO CAPITAL
CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE
COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT.

The Company's management may decide due to economic reasons to retain independent contractors to provide services to the Company. Those independent individuals have no fiduciary duty to the shareholders of the Company and may not perform as expected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH CURRENT AND FUTURE COMPETITORS.

Mobile Vault, Inc. has security software competitors that include Bulldog
Mobile, SMobile Security, and ESET Mobile Security, Mobclix, Pinchmedia, Flurry,
and Medialets. These companies market solutions across devices, carriers, and platforms. Since we have not developed any products, if and when we are successful developing products, we will compete with other companies, some of which have far greater marketing and financial resources and experience than we
do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

In addition to established competitors, there is ease of market entry for other mobile privacy and security companies that choose to compete with us.
Competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the mobile privacy and security market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE
ABLE TO SELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the
Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL
PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the
Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. MVault's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin
Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE
CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of
Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 500,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE
ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 480,000,000 authorized shares of common stock, of which only
9,000,000 common shares are currently issued and outstanding and an up to a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company also has 20,000,000 shares of preferred stock authorized, none of which is outstanding. The
Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

THE FAILURE TO COMPLY WITH THE INTERNAL CONTROL EVALUATION AND CERTIFICATION
REQUIREMENTS OF SECTION 404 OF SARBANES-OXLEY ACT COULD HARM OUR OPERATIONS AND
OUR ABILITY TO COMPLY WITH OUR PERIODIC REPORTING OBLIGATIONS.

Our Company is subject to portions of the reporting requirements of the
Securities Exchange Act of 1934, as amended, or the Exchange Act. We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002, however we are not required to evaluate the effectiveness of our internal controls over financial reporting until we file our second annual report. In addition, so long as we are a smaller reporting company, we will not be required to obtain or provide a report from our independent auditor regarding the effectiveness of our controls and procedures over financial reporting.

                                       10

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with
Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the
Exchange Act.

SINCE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR
INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL
LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE
NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for quoting on the OTC Bulletin Board, investors should consider any secondary market for the Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service,
Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana,
Montana, South Dakota, Tennessee, Vermont and Wisconsin.

OUR COMMON STOCK WILL BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE
TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR
STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

                                       11

   o  that a broker or dealer approve a person's account for transactions in penny stocks; and

   o  the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

   o  obtain financial information and investment experience objectives of the person; and

   o  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

   o  sets forth the basis on which the broker or dealer made the suitability determination; and

   o  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE PRICE OF OUR SHARES OF COMMON STOCK IN THE FUTURE MAY BE VOLATILE.

If a market develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to: additions or departures of key personnel; sales of our Common Stock; new technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; economic and quarter to quarter fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material.

                             AVAILABLE INFORMATION

Upon the effectiveness of the Company's registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission
("SEC"), the Company will be subject to portions of the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and will therefore be required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements will be available free of charge on the SEC's website, www.sec.gov.

                                       12

                                DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

                            DESCRIPTION OF PROPERTY

The Company's office is located at 3384 La Canada Drive, Suite 1, Cameron Park,
CA 95682. The business office is located at the office of Ms. Danielle Olsen, the sole officer and director of the Company at no charge.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b)
our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under
"Management's Discussion and Analysis or Plan of Operation" and "Description of
Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                       13

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to complete the business and financial plan. The specific components and associated costs of the business plan are the market analysis ($5,000), marketing plan ($5,000), technical analysis ($5,000), and financial plan include proformas ($10,000). If less than the maximum offering funds are raised, the proceeds will be used in the following order: marketing plan, market analysis, financial plan, and competitive analysis. If any of the foregoing tasks are not completed due to the lack of funds from the offering, Ms. Olsen will complete these tasks.

The above tables represent our intended uses of proceeds based on our ability to raise certain amounts of the contemplated offering. To the extent that we cannot raise the entire amount contemplated by this offering, our sole Officer and
Director, Danielle Olsen, has verbally agreed to fund the Company's overhead expenses for the next twelve (12) months. The funding of the Company by Ms.
Olsen will not create a liability to the Company, but will be recorded as a contribution for additional founders stock. Ms. Olsen' commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

To date, our operations have been funded by our sole officer and director pursuant to a verbal, non-binding agreement. Ms. Olsen has agreed to personally fund the Company's overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. The Company does not currently owe Ms. Danielle Olsen any money as of the date of this registration statement, as Ms. Danielle Olsen' monetary funding to the Company as of the date hereof has not been categorized as loans made to the Company, but as contributions for which he has received founders stock.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by MVault and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                       14

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on May 18, 2011. The
Company's sole officer and director paid $0.0001 per share, a difference of
$0.0099 per share lower than the share price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

This table represents a comparison of the prices paid by purchasers of the
Common Stock in this offering and the individual who received shares in
Mobile Vault, Inc. previously:

                                             If 25% of    If 50% of    If 75% of   If 100% of
                                            Shares Sold  Shares Sold  Shares Sold  Shares Sold
                                            -----------  -----------  -----------  -----------

Book value per share before offering .....  $    0.0007  $    0.0007  $    0.0007  $    0.0007

Book value per share after offering ......  $    0.0009  $    0.0015  $    0.0021  $    0.0026

Net increase to original shareholders ....  $    0.0002  $    0.0009  $    0.0014  $    0.0019

Decrease in investment to new shareholders  $    0.0091  $    0.0085  $    0.0079  $    0.0074

Dilution to new shareholders .............         8.7%        15.2%        20.9%        25.8%

                          THE OFFERING BY THE COMPANY

MVault is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when we become effective with the
SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. If we are successful in securing a market maker, they will file Form 211 with FINRA (Financial Industry
Regulatory Authority). If FINRA approves the Company's 211, our stock will be quoted on the OTCBB.

There can be no assurances that we will be able to retain an authorized OTCBB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors.
The Company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Ms.
Danielle Olsen, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

                                       15

The Company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the Company receives payment for the sale of their shares, MVault will receive all of the proceeds from such sales. MVault is bearing all expenses in connection with the registration of the shares of the Company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Ms.
Olsen our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of (i) when all 3,000,000 shares of common stock have been sold, or
(ii) 90 days after this registration statement becomes effective with the
Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis.
We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with her selling efforts in the offering, Ms. Olsen will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange
Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Danielle
Olsen is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Danielle Olsen will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Olsen is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Olsen will continue to primarily perform substantial duties for us or on our behalf.
Ms. Olsen has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act
Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,000,000 shares of its common stock at the price of $0.01 per share.

MVault will receive all proceeds from the sale of the shares by the Company. The price per share is $0.01. However, MVault common stock may never be quoted on the OTCBB or listed on any exchange.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

                                       16

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the
Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and
Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

   -  Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

   -  Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of
      1934, as amended;

   -  Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

   -  Contains a toll-free number for inquiries on disciplinary actions;

   -  Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   -  Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -  The bid and offer quotations for the penny stock;

   -  The compensation of the broker-dealer and its salesperson in the transaction;

   -  The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

   -  Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

                                       17

The Company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the Company. Further, the Company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be sold occasionally in one or more transactions, at an offering price that is fixed at $0.01.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration
Statement is effective.

MVault will pay all expenses incidental to the registration of the shares
(including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

COMPANY SUMMARY

Mobile Vault, Inc. is a development stage company that was incorporated on May
18, 2011, to provide mobile security and privacy protection. MVault plans to provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

MVault plans to provide a set of software applications to protect the privacy and security when using any mobile application. The Company's plan is to develop products that will allow the user to automatically back up their files to disc,
USB device or a cloud-based data center. This would allow the user to recover any data and files if their mobile device crashes. The software applications would also securely and automatically manage usernames and passwords to prevent cybercriminals from stealing this information. In addition, the Company plans to create additional software applications to block unsafe and malicious websites, including phishing sites, scan your social networks for suspicious links and malware, and provide the consumer the ability to email, chat and download files while detecting and blocking spyware and other threats before they can do damage.

Mobile Vault, Inc. is in the early stage of developing its business plan. The
Company does not have any products, customers and has not generated any revenues. The Company must complete the business plan, develop the product and attract customers before it can start generating revenues.

                                       18

MARKET OVERVIEW

The rapid growth in the smartphone market has provided consumers tremendous opportunity to access the internet for a variety of information at any time.
They can shop online, get real time news, sports, and weather, check email, all at a push of the button in the palm of their hand. This functionality is of significant value not only to the consumer, but also businesses and advertiser that want access to the consumer market 7x24.

Apple and Google have been very successful with their mobile products. Apple sold over 18 million iPhones in the second quarter of 2011, and Android phones sold were over 20 million in the third quarter of 20101. Both companies benefit from the product sales, but what is more critical is to understand the consumer's habits and behaviors. This information is invaluable not only to both companies, but also their ecosystem which include advertisers, application developers, and other third party marketers. The sharing of personal information is handled by privacy policies that exist between the consumer and carriers, application providers, and device manufacturers.

According to online privacy service provider TRUSTe and Harris Interactive2, the top concern among US smartphone users was privacy, followed by security.

Smartphone owners are very concerned about sharing information via applications, and even with passwords and privacy policies, 64% of respondents said they felt they had no control over their personal information when they used their mobile devices. In addition, almost 75% of the mobile users did not like being tracked by advertisers.

"People understand that the phone is extremely personal, that it's tied to them and that it has a lot of data about them," TRUSTe president Fran Maier told
eMarketer.

These mobile security and privacy issues are a critical issue for the industry.
Recently, Apple was accused of obtaining a log file that continually tracks the location of an iPhone--and makes that data available in unencrypted form to anyone who has possession of the physical phone--made dozens of headlines. The
Government has taken a strong position on online privacy protection and has called for investigations into Apple and Google regarding their mobile privacy policies. Even with these Government actions, users are still very concerned about their privacy and protection.

                                       19

According to eMarketer, over two thirds of the consumers are aware the advertisers are tracking them anonymously2. Consumers view the phone as a very personal device with their own personal data. There can be value sharing the data, but this decision needs to be made by the consumer, not the advertiser, device manufacturer, or carrier.

Over 50% of mobile users are still concerned about their privacy and security using applications using location based services according to eMarketer3. The consumer knows that application providers want their location to provide them additional value (ex. local store location, local restaurant specials, directions/maps). Marketing company and application developers must be transparent with their intentions to maintain and build consumer trust.
Education will be an important component to maintain customer loyalty, and most importantly, the value the consumer receives must outweigh the drawback of sharing location specific data, otherwise consumers will shut down these services and turn away advertisers and marketers.

                                       20

With location based services, consumers are becoming more receptive due to the value of the application. For example, checking inventory in a local store or obtaining coupons for a local establishment. According to JiWire3, approximately
50% of users in hotspots are interested in "checking in", which is the process of sharing a consumer's location to check store inventory, get local coupons, and connecting with others in the area.

Check-in services provide value to consumers by making their request for information more valuable and timely. For example, finding a local Starbucks for coffee. These applications are a first step to help educate the consumer of the value received with location based services. As more and more applications are deployed, the consumer will have more experiences with location based services.
These experiences will drive consumer behavior, trust and confidence with location based services.

   (1) Apple - Second Quarter Results, 4/20/2011

   (2) eMarketer - Mobile Privacy, Security Now a Major Concern, 4/28/2011

   (3) eMarketer - Interest Builds for Location Based Services Beyond Check In,
       6/6/2011.

                                       21

PRODUCT OVERVIEW

Mobile Vault, Inc. products plan to provide mobile users the essential tools for security and privacy protection of their personal data on their smartphones.

On the Internet, users can control the level of their privacy via their web browser. They can have zero privacy, some or full privacy. Internet browsers allow websites to track you with cookies. That's why when you search for hamburgers, you'll get ads for food like McDonalds or Burger King. Cookies are stored on your browser and the user has the ability to disallow cookies, delete cookies or selectively use them. Websites also track your behavior only when you are on their sites using tools like Google Analytics, StatCounter and Woopra.
They track you starting from what web site you came from, all your activity in their site and where you go to after you leave their site. Most people would be surprised that merely going to a website, the operator of the site (e.g.
Facebook) can discern what prior website you came from, what operating system you use, the monitor resolution that you use, date and time of the visit, how long you're on their site, all your click behaviors and anything you write on the site. The sites do not know who you are unless you explicitly tell them through registration and "opting in". Applications perform limited tracking -
mainly to make sure you have the most current or legal version of software. Also the information is anonymized when it is sent back to the software application vendor. This is how the application provider ensures trust with their customers.

On the mobile device, the same challenges exist. Therefore, the Company's product will feature will address the following:

Automated backup;

Easy recovery;

Social Media security for the smartphones;

Blocks unsafe and malicious websites;

Blocks unsafe and malicious downloads;

Simple installation and ease of use.

Mobile Vault plans to address the needs and desires of smartphone users with a simple, convenient way to secure their data.

The Company plans to start product development after the business plan is completed and the Company is able to secure the additional financing required for the product development. Provided that the capital is secured, the Company plans up to twelve (12) months to complete the products and then will start selling its products to generate revenues. At this time, the Company has not developed any products.

Mobile Vault will be an integrated application that will ensure your privacy and security when using a smartphone. It will allow users to have ease of mind that their personal data and privacy are secure when using their smartphone, to surf the web, email, chat or safely use any other application they have downloaded.
It will also block unsafe websites and malicious downloads and social media security.

The Company believes there are two primary uncertainties in our product development schedule, capital and qualified developers. The Company must secure the necessary capital and thereafter, must recruit qualified programmers to develop the products.

                                       22

SALES & DISTRIBUTION

Mobile Vault products will be marketed initially via the Internet and application stores (App Store, Android Market). In addition, the Company plans to build relationships with resellers, value added resellers(VAR) and original equipment manufacturers(OEM) to market and sell through these indirect channels.
At the current time, the Company does not anticipate developing a direct sales force to market the product to consumers. Much of Mobile Vault's market success will occur through the combination of the App Stores, direct mail marketing, print media marketing and internet advertising.

COMPETITION

The competition for privacy and security mobile solutions is growing at this point. The Android device competition includes BullGuard Mobile Security,
SMobile Security, Lookout Mobile Security, and ESET Mobile Security. On Apple,
the competition includes Mobclix, Pinchmedia, Flurry, and Medialets who are software vendors that provide "tracking tools" for iPhone developers. Some may say these companies are no more innocuous than Google Analytics but it's very different. Google Analytics tracks your behavior on the specific website it was installed on and there is no provision to track a unique identifier. So if you're at neighborhood coffee shop's WiFi, Google Analytics knows a computer signed in from the coffee shop WiFi address but cannot specifically attribute a nasty anonymous blog post to you and your specific computer.

Although the market competition is expanding, we feel there is not an existing product that meets the security and privacy protection needs along with Malware protection that works not only with the Internet but also with social networks.

The Company will face competitive challenges because the Company has not developed the product, does not have any revenues, and lacks the necessary capital to fund operations. The Company must overcome these challenges to be successful in the marketplace.

The Company believes that Mobile Vault's strength in the security and privacy market will come from its integrated approach to work across the web, applications and social networks, along with an easy to use interface. The
Company believes that users want a simple and secure solution that runs in the background. This type of solution will allow users to enjoy their phone for work and play and not worry about their personal data and privacy.

PATENTS AND TRADEMARKS

At the present we do not have any patents or trademarks.

NEED FOR ANY GOVERNMENT APPROVAL OF PRODUCTS OR SERVICES

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

                                       23

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds to complete the business plan as detailed in sections titled "Use of Proceeds," "Description of Business" and "Management's Discussion
and Analysis or Plan of Operation."

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer, Ms. Danielle Olsen who is responsible for the primary operation of our business. There are no formal employment agreements between the Company and our current employee. The loss of
Ms. Olsen's services would have a material adverse and catastrophic impact on our business operations, which should be considered a high risk pertaining to any investment.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Ms. Danielle Olsen, has verbally agreed to fund the
Company overhead expenses for the next twelve (12) months which is expected to not exceed $20,000. These expenses include legal and accounting fees, SEC and
Edgar filing fees, taxes, and infrastructure costs (phone, fax, internet). Ms.
Olsen commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

The Company does not currently owe Ms. Danielle Olsen any money as of the date of this registration statement, as Ms. Danielle Olsen monetary funding to the
Company as of the date hereof has not been categorized as loans made to the
Company, but as contributions for which she has received founders stock. Future contributions by Ms. Danielle Olsen to the Company, pursuant to the verbal and non-binding agreement, will be reflected as contributions for additional founders stock.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

You should read the following discussion together with "Selected Historical
Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding
Forward-Looking Statements" and elsewhere in this prospectus.

FORWARD LOOKING STATEMENTS

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate,"
"believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

   o  discuss our future expectations;

   o  contain projections of our future results of operations or of our financial condition; and

   o  state other "forward-looking" information.

                                       24

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors,"
"Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company" or "MVault"
in this prospectus collectively refers to the Company, Mobile Vault, Inc.

GENERAL INFORMATION ABOUT THE COMPANY

Mobile Vault, Inc. is a development stage company that was incorporated on May
18, 2011, to provide mobile security and privacy protection. MVault will provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.
This market is growing rapidly and the increase use of mobile applications gives
Mobile Vault a vast and growing market to address.

MVault plans to provide a unique way to protect the privacy and security when using any mobile application. The Company's products will allow the user to automatically back up their files to disc, USB device or a cloud-based data center. This allows the user to recover any data and files if your mobile device crashes. This product also secures and automatically enters usernames and passwords to prevent cybercriminals from stealing this information. MVault will block unsafe and malicious websites, including phishing sites. In addition, this product will let you scan your social networks for suspicious links and malware.
MVault will allow you to email, chat and download files without worry. It will detect and eliminate spyware and other threats before they can do damage.

We have not yet generated or realized any software revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to continue operations.
This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our product and service to customers.
Accordingly, we must raise cash from sources other than revenues generated.

From inception to November 30, 2011, the Company's business operations have primarily been focused on developing our business plan and market research.

The proceeds from this offering will be used to complete the business plan and are not sufficient for product development. After the business plan is completed, the Company plans to conduct a subsequent offering to raise additional funds for the product development, to attract customers and to start generating revenues. If both offerings are unsuccessful, the Company will have insufficient funds for our planned operations.

ORGANIZATIONAL HISTORY

We were incorporated in State of Florida on May 18, 2011. There are currently an aggregate of 9,000,000 shares of the Company's Common Stock issued and outstanding. The Company is authorized to issue five hundred million
(500,000,000) shares of capital stock, 480,000,000 which are designated as
Common Stock, $0.0001 par value, 20,000,000 which are designated preferred stock, none of which is outstanding, $0.0001 par value.

                                       25

PLAN OF OPERATIONS

Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing $150,000 of capital in order to operate the business.

The Company's service offering functionality will be developed and released in stages for potential customers. First, the Company plans to release mobile privacy, backup and recovery which will provide users the security of their personal data. Second, the Company plans to offer social networks protection to ensure visiting the various social networks protects the users. After both offerings are launched, the Company will re-evaluate the market and determine future product/service offerings.

During product development, the Company plans to create a product prototype to show and attract customers and is expected to be completed within three (3)
months after the additional capital of $125,000 is secured. Although the Company will use the prototype to attract customers, the Company does not expect to start generating revenues until twelve (12) months after the successful completion of this offering. The timeline for the prototype is subject to change and is based on securing the necessary financing and retaining qualified resources for the product development.

THE COMPANY PLANS TO ACHIEVE THE FOLLOWING MILESTONES OVER THE NEXT TWELVE (12)
MONTHS FOLLOWING THE COMPLETION OF SELLING 100% OF THIS OFFERING:

1-2 MONTHS

The Company plans on hiring three consultants (one for financial and two technical) to work with Ms. Olsen to complete the business and financial plan and create the Company's prototype. Again, the Company expects to complete these plans in two months and it is expected to cost $25,000.

3-12 MONTHS

After the business plan is completed, the Company will commence another offering to raise a minimum of $125,000 to fund operations. The Company expects to complete this additional offering in three months. After the additional capital is secured, the Company will hire two resources to complete the development of the social gaming mobile applications. These resources include one part time resource for mobile device programming and one for server design, programming and engineering.

The Company anticipates completing the product prototype and the first privacy mobile application with backup and restore capabilities in six months after the additional capital is secured and is expected to cost approximately $100,000.
The Company plans to complete the second version to include social network security in six months after the first application. The customer support will be handled internally initially, however based on growth the Company may outsource that capability. Once each application is completed, the Company will be positioned to market these offerings to potential customers and generate revenues.

                                       26

IN THE EVENT THAT THE COMPANY ONLY SELLS 50% OF THIS OFFERING, THE COMPANY PLANS
TO ACHIEVE THE FOLLOWING MILESTONES OVER THE NEXT TWELVE (12) MONTHS:

1-4 MONTHS

The Company plans on hiring two consultants part time for marketing and financial work. Ms. Olsen will perform the strategic planning and detailed operational tasks to complete the business and financial plan. Under these circumstances, the Company plans to complete these plans in four months and is expected to cost $12,500. The Company will not create any product prototype during this phase.

5-12 MONTHS

After the business plan is complete, the Company will commence another offering to raise a minimum of $125,000 to fund operations. The Company expects to complete this offering in three months. After the additional capital is secured, the Company will hire two resources to complete a product prototype, and to commence the development of the first mobile privacy application with backup and restore capability. These resources include one part time resource service offering and mobile device programming, and the other resource for application design, programming / engineering (ex. technical work). The Company anticipates completing the product prototype and the first version of mobile privacy application in six months after the additional capital is secured and is expected to cost approximately $100,000. The Company plans to complete the second version of the application to include social networks the following year.
The customer support will be handled internally initially, however based on growth the Company may outsource that capability. Once each product is completed, the Company will be positioned to market these offerings to potential customers and generate revenues.

IN THE EVENT THAT THE COMPANY ONLY SELLS 25% OF THIS OFFERING, THE COMPANY PLANS
TO ACHIEVE THE FOLLOWING MILESTONES OVER THE NEXT TWELVE (12) MONTHS:

1-6 MONTHS

The Company plans on hiring one consultant part time to assist in the technical development. Ms. Olsen will assist in the strategic planning and perform the operational and financial tasks to complete the business and financial plan.
Under these circumstances, the Company plans to complete these plans in six months and is expected to cost $2,500. If the Company secures only $2,500 (net of offering costs), the Company's ongoing expenses could impact operations over the next year. Although the Company cannot quantify the potential impact, there is a risk that the Company could incur deliverable and timeframe delays to the schedule outlined below.

7-12 MONTHS

After the business plan is complete, the Company will commence another offering to raise a minimum of $125,000 to fund operations. The Company expects to complete this offering in three months after the completion of the business plan. After the additional capital is secured, the Company will hire two resources to complete a product prototype, and to commence the technical development of the privacy application including backup and restore capabilities. These resources include one part time resource for mobile device programming, and one for design, programming / engineering (ex. technical work).
The Company estimates that the product prototype and launch of first application will cost $100,000 and be completed within six months after the capital is secured (following year). The Company plans to complete the second application
(social networking) the following year. The customer support will be handled internally initially, however based on growth the Company may outsource that capability. Once each product is completed, the Company will be positioned to market these offerings to potential customers.

                                       27

Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of Ms. Olsen. The Company will either hire or work with consultants to complete the milestones.

In the event that the Company is not successful selling all the securities in this offering, Ms. Olsen will perform the necessary tasks, however that will delay the Company's business up to nine months. And in the event that the
Company is not able to secure the follow on capital of $125,000, the Company will ask Ms. Olsen to perform the necessary tasks of planning, marketing, technical design, and financial analysis to complete the product and service offering. If all the work must be performed solely by Ms. Olsen, the Company cannot provide any assurances as to if or when this work will be completed.

The Company believes finding experienced employees and consultants in the
Software programming, mobile applications, and social networking is critical to ensure the success of the Company's development and implementation plans. The future staffing requirements of the Company are unknown at this time. As we develop our business, we will assess the necessary resources to properly staff our business or outsource those services if warranted.

Since inception to November 30, 2011, MVault has incurred a total of $5,325 on start-up and operational costs. The Company has not generated any revenue from business operations. All proceeds currently held by the Company are the result of the sale of common stock to its officer. The Company does not have any contractual arrangement with our CEO, Ms. Danielle Olsen to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as she did initially, however there are no assurances that she will in the future.

The Company incurred expenditures of $4,321 for audit and legal services, and
$1,004 in operational costs. Since inception, the majority of the Company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended November 30, 2011,
Mobile Vault, Inc. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.0001 per share.

We anticipate needing $150,000 in order to execute our business over the next twelve (12) months, which includes (i) completing the business and financial plan (estimated cost of $25,000) and (ii) developing the mobile applications of
$100,000, and $25,000 in working capital to implement our plan (total estimated cost of $125,000). Again, the Company will need to secure additional capital beyond this offering to execute the business plan over the next twelve (12)
months. After the Company secures the additional capital, we will commence the additional application development. This development will require one part time resource for mobile device programming and technical design programming resources (ex. technical work) that will cost in total $100,000. The other
$25,000 for working capital purposes will be used for (i) public company costs of $10,000 (SEC filings, legal, accounting), (ii) marketing of $5,000 and the balance for working capital purposes that include travel, recruiting personnel, telephone, internet and office expenses. Currently, the Company believes these figures are accurate based on current economic conditions, unemployment numbers, and the recent positive growth trends in the IT industry which were concluded by the Company based on financial reports filed on the SEC website.

                                       28

The Company has adequate capital resources to operate minimal operations for one year. However if less than the full offering is sold, it will delay the completion of the business and financial plan (see Plan of Operations above). If we sell 25%, 50%, 75% and 100% of this offering, it will take us a minimum of six, four, three, and two months respectively to complete the business and financial plan. The variance in time is a result of the capital resources available to the Company to hire resources to expedite the completion of the business and financial plans.

Based on our success of raising additional capital over the next twelve (12)
months, which is the Company's greatest uncertainty and therefore top priority, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and
Financial plan are completed, we are not able to quantify with any certainty any planned capital expenditures beyond the business and financial plan. Currently, the only planned capital expenditures are the public company operating costs. As of November 30, 2011, the Company has no firm commitments for any capital expenditures.

Through November 30, 2011, we have incurred a total of $5,325 in general and administration expenses including $4,321 in professional fees. To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

RULE 419

The Company is not a "blank check company" as defined by Rule 419 of the
Securities Act of 1933, as amended ("Rule 419"), and therefore the registration statement need not comply with the requirements of Rule 419.

Rule 419 defines a "blank check company" as a company that:

   i.    Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

   ii.   Is issuing "penny stock," as defined in Rule 3a51-1 under the
         Securities Exchange Act of 1934.

The Company has a very specific business purpose and a bona fide plan of operations. Its business plan and purpose is to provide software solutions that simplify the management of networked personal computers. MVault products will automate network inventory and reporting, diagramming and documentation, problem identification and resolution, and the assessment of IT compliance.

                                       29

Lastly, the Company does not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

                      CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors, and critical employees. The Code of Business Conduct and
Ethics are attached to this registration statement as Exhibit 14.1.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director of the Company. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2011 or until their successors are elected and qualified.

   PERSON AND POSITION:                     AGE:         HELD POSITION SINCE:
   --------------------------------         ----         --------------------
   Danielle Olsen                           26              May 18, 2011
   President and sole Director
   (Principal Executive Officer,
   Principal Financial Officer, and
   Principal Accounting Officer)

MANAGEMENT AND DIRECTOR BIOGRAPHIES

Each of the foregoing person(s) may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the
Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Ms. Olsen, our President and sole Director, has over 5 years of marketing and software design and programming experience. She started working at Tunnel Creek
Dental as the IT manager in May 2006. She is responsible for all information systems including purchasing, inventory, payroll, customer relationship management, accounting and website. She has designed and programmed inventory management systems, integrated software for various application protocols, interfaces disparate accounting software systems, and customized reporting. She obtained all this experience at her current employer over five years.

Ms. Olsen earned a bachelor of science in computer science from Sacramento City
College.

Currently Ms. Olsen devotes approximately 20-30 hours per week for the Company.
The balance of her time is spent at Tunnel Creek, Inc.

                       DIRECTOR AND OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation paid by the Company to its
President and all other executive officers for services rendered for the last completed fiscal year ended May 31, 2011:

                                       30

                                                                                 NON-
                                                                NON-EQUITY    QUALIFIED
                                                                INCENTIVE     DEFERRED
                                            STOCK     OPTION       PLAN      COMPENSATION   ALL OTHER
NAME &              FISCAL  SALARY  BONUS  AWARD(S)  AWARD(S)  COMPENSATION    EARNINGS    COMPENSATION  TOTAL
PRINCIPAL POSITION   YEAR     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Danielle Olsen       2011*     0      -       -          -          -             -              -         0
President and
sole Director

* Note: Fiscal year commenced at organization at May 18, 2011 through May 31, 2011.

OFFICER COMPENSATION

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors. We do not anticipate paying our officers in the next 12 months.

DIRECTOR COMPENSATION

We do not currently pay any cash fees to our directors, but we pay directors'
expenses in attending board meetings.

STOCK OPTION GRANTS

The Company has never issued any stock options to officers, employees or otherwise.

EMPLOYMENT AGREEMENTS

We currently have no employment agreements with any personnel, executive officers or directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our executive officers and directors named in this prospectus. We intend to conduct our business through agreements with consultants and arms-length third parties. As of the date of this registration statement, we have not contracted with any party.

COMMITTEES OF THE BOARD OF DIRECTORS

Our audit committee presently consists of our officer and sole director. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

TERM OF OFFICE

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our Common Stock, and (iv)
all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock listed as owned by such person.

                                       31

As of the date of this Prospectus, we have 9,000,000 shares of Common Stock issued and outstanding.

                                                                  PERCENTAGE
                                                   SHARES OF       OF CLASS
             NAME AND POSITION                    COMMON STOCK     (COMMON)
----------------------------------------------    ------------    ----------
DANIELLE OLSEN, SOLE OFFICER AND DIRECTOR(1)        9,000,000        100%

DIRECTORS AND OFFICERS AS A GROUP (1 PERSON)        9,000,000        100%
__________________
(1) Based on 9,000,000 shares outstanding as of November 30, 2011.

                           DESCRIPTION OF SECURITIES

GENERAL

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 500,000,000 shares of capital stock, 480,000,000 shares are Common Stock, par value $0.0001 per share, and 20,000,000 preferred shares, par value $0.0001. As of the date hereof, 9,000,000 shares of our Common Stock are issued and outstanding, and there is one holder of record of our Common Stock, Ms. Olsen.

COMMON STOCK

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.
Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation
does not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                       32

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the
Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, MVault will act as its own transfer agent.

                               STOCK OPTION PLAN

The Board of Directors of MVault has not adopted a stock option plan ("Stock
Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the
"Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. MVault may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                 LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger LLP.

                                       33

                                    EXPERTS

Our financial statements have been audited for the period ending May 31, 2011 by
ZS Consulting Group, LLP as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Danielle Olsen is our sole officer and director. We are currently operating out of the premises of the home office of Ms. Danielle Olsen. There is no written agreement or other material terms or arrangements relating to said arrangement.
Should Ms. Danielle Olsen leave the Company, this arrangement would certainly come to an end, and the Company would be required to seek offices elsewhere potentially at a great cost in lease fees.

Other than the foregoing, we do not currently have any conflicts of interest. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On May 18, 2011 the Company issued a total of 9,000,000 restricted shares of
Common Stock, par value $0.0001, to Ms. Danielle Olsen, for $9,000 as founder stock.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Ms. Danielle Olsen, has verbally agreed to fund overhead expenses for the Company for the next twelve(12) months. Basic operations include SEC filings, audit, legal and other public company obligations. The funding of the Company by Ms. Danielle Olsen will not create a liability to the Company. Ms. Danielle Olsen' commitment to personally fund the
Company is only for basic operations, is not contractual and could cease at any moment in her sole and absolute discretion.

To date, our operations have been funded by our sole officer and director pursuant to a verbal, non-binding agreement. Ms. Danielle Olsen has agreed to personally fund the Company's overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. The Company does not currently owe Ms. Olsen any money as of the date of this registration statement, as Ms. Olsen's monetary funding to the Company as of the date hereof has not been categorized as loans made to the Company, but as contributions for which she has received founders stock. Any future contribution by Ms. Danielle Olsen to the Company, pursuant to the verbal and non-binding agreement, will be for additional founders stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may
indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

                                       34

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the
Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our Common Stock quoted on the OTC
Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a)
contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d)
contains a toll-free telephone number for inquiries on disciplinary actions; (e)
defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange
Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:
(a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

                                       35

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our Common Stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

As of the date of this prospectus, we have one holder of record of our Common
Stock.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common
Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our Company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F
Street NE, Washington D.C. 20549. Please call the Securities and Exchange
Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

                                       36

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                               November 30, 2011

                                     ASSETS
                                     ------
                                                       NOVEMBER 30,
                                                          2011         MAY 31,
                                                        Unaudited       2011
                                                       -----------    ---------

CURRENT ASSETS
  Cash and cash equivalents ........................   $     3,654    $   8,992
  Accounts receivable ..............................           621           --
                                                       -----------    ---------
    Total current assets ...........................   $     4,275    $   8,992
                                                       -----------    ---------

                                                       -----------    ---------
  TOTAL ASSETS .....................................   $     4,275    $   8,992
                                                       ===========    =========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
               -------------------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ...........   $       600    $   3,100
                                                       -----------    ---------
    Total liabilities ..............................           600        3,100
                                                       ===========    =========

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 4)
  Authorized:
    300,000,000 common shares, $0.0001 par value
  Issued and outstanding shares:
    9,000,000 common shares ........................   $       900    $     900
  Additional paid-in capital .......................         8,100        8,100
  Deficit accumulated during the development stage .        (5,325)      (3,108)
                                                       -----------    ---------
    Total Stockholders' Equity (Deficiency) ........         3,675        5,892
                                                       -----------    ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......   $     4,275    $   8,992
                                                       ===========    =========

   The accompanying notes are an integral part of these financial statements.

                                      F-1

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                            Statement of Operations
                For the period May 18, 2011 to November 30, 2011

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                   THREE MONTHS    SIX MONTHS     MAY 18, 2011
                                       ENDED          ENDED            TO
                                   NOVEMBER 30,   NOVEMBER 30,    NOVEMBER 30,
                                       2011           2011            2011
                                   ------------   ------------   --------------

REVENUES ........................  $         --   $         --   $           --
                                   ------------   ------------   --------------

EXPENSES
  General & Administrative ......           896            896            1,004
  Professional Fees .............  $        600   $      1,321   $        4,321
                                   ------------   ------------   --------------
                                          1,496          2,217            5,325

Loss Before Income Taxes ........  $     (1,496)  $     (2,217)  $       (5,325)
                                   ------------   ------------   --------------

Provision for Income Taxes ......            --             --               --
                                   ------------   ------------   --------------

Net Loss ........................  $     (1,496)  $     (2,217)  $       (5,325)
                                   ============   ============   ==============

PER SHARE DATA:

  Basic and diluted loss per
   common share .................  $         --   $         --   $           --
                                   ============   ============   ==============

  Basic and diluted weighted
   average common shares
   outstanding ..................     9,000,000      9,000,000        9,000,000
                                   ============   ============   ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-2

                                            Mobile Vault, Inc.
                                       (A Development Stage Company)
                              Statement of Stockholders' Equity (Deficiency)

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                            COMMON STOCK     ADDITIONAL     STOCK      DURING THE
                                         ------------------    PAID-IN   SUBSCRIPTION  DEVELOPMENT
                                           SHARES    AMOUNT    CAPITAL   RECEIVEABLE      STAGE      TOTAL
                                         ----------  ------  ----------  ------------  -----------  -------

Inception - May 18, 2011 ..............          --  $   --  $       --  $         --  $       --   $    --

  Common shares issued to Founder for
  cash at $0.001 per share (par value
  $0.0001) on May 18, 2011 ............   9,000,000     900       8,100            --          --     9,000

Net (loss) ............................          --      --          --            --      (3,108)   (3,108)
                                         ----------  ------  ----------  ------------  ----------   -------

Balance - May 31, 2011 ................   9,000,000     900       8,100            --      (3,108)    5,892
                                         ==========  ======  ==========  ============  ==========   =======

Loss for the quarter ended
 August 31, 2011 ......................          --      --          --            --        (721)     (721)

Stock Subscription ....................          --      --          --            --          --        --
                                         ----------  ------  ----------  ------------  ----------   -------

Balance - August 31, 2011 .............   9,000,000     900       8,100            --      (3,829)    5,171
                                         ==========  ======  ==========  ============  ==========   =======

Loss for the quarter ended
 November 30, 2011 ....................          --      --          --            --      (1,496)   (1,496)
                                         ----------  ------  ----------  ------------  ----------   -------

Balance - November 30, 2011 ...........   9,000,000     900       8,100            --      (5,325)    3,675
                                         ==========  ======  ==========  ============  ==========   =======

                The accompanying notes are an integral part of these financial statements.

                                                    F-3

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                             Statement of Cash Flow
                For the period May 18, 2011 to November 30, 2011

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                   SIX MONTHS     MAY 18, 2011
                                                      ENDED            TO
                                                  NOVEMBER 30,    NOVEMBER 30,
                                                      2011            2011
                                                  ------------   --------------

OPERATING ACTIVITIES

  Net Loss .....................................  $     (2,217)  $       (5,325)
                                                  ------------   --------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease)in accounts payable
     and accrued liabilities ...................        (2,500)             600
    Accounts receivable ........................          (621)            (621)
                                                  ------------   --------------
  Net cash used in operating activities ........        (5,338)          (5,346)
                                                  ------------   --------------

FINANCING ACTIVITIES

  Common stock issued for cash .................            --            9,000
                                                  ------------   --------------
  Net cash provided by financing activities ....            --            9,000
                                                  ------------   --------------

INCREASE IN CASH AND CASH EQUIVALENTS ..........        (5,338)           3,654

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         8,992               --
                                                  ------------   --------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....         3,654            3,654
                                                  ============   ==============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ...........................  $         --   $           --
                                                  ============   ==============
    Income taxes ...............................  $         --   $           --
                                                  ============   ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-4

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                           through November 30, 2011

1. BACKGROUND INFORMATION

Mobile Vault, Inc. is a development stage company that was incorporated on May
18, 2011, to provide mobile security and privacy protection. MVault will provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

MVault plans to provide a unique way to protect the privacy and security when using any mobile application. The Company's products will allow the user to automatically back up their files to disc, USB device or a cloud-based data center. This allows the user to recover any data and files if your mobile device crashes. This product also secures and automatically enters usernames and passwords to prevent cybercriminals from stealing this information. MVault will block unsafe and malicious websites, including phishing sites.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. For the period ended November 30,
2011, the Company had minimal operations. As of November 30, 2011, the Company has not emerged from the development stage. In view of these matters, the
Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits.
Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period May 18, 2011 (date of inception)
through November 30, 2011.

                                      F-5

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                           through November 30, 2011

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue;
therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the period May 18, 2011 (date of inception) through November 30, 2011.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.
Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income
Taxes" (ASC 740-10). The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.
If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At November
30, 2011, the Company did not have any potentially dilutive common shares.

   FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards
Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The
Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value
Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
ASC 820 also establishes a fair value hierarchy that distinguishes between (1)
market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions

                                      F-6

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                           through November 30, 2011

about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1)
and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

      o Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets;
quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30,
2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On November 30, 2011, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13,
Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14,
Certain Revenue Arrangements that include Software Elements ("ASU 2009-14").
These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB
ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2011, with early adoption permitted. The Company adopted these amendments on November 30,
2011. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

                                      F-7

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                           through November 30, 2011

In February 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and
Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value
Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level
3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted ASU 2010-06 on November 30, 2011; management does not expect the adoption to have a material impact on the financial statements.

In February 2010, the FASB issued ASU 2010-09 "Subsequent Events - Amendments to
Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which amends
FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in the first quarter of 2010. The adoption did not have a material impact on the disclosures of the Company's financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

On May 18, 2011, the Company sold 9,000,000 shares of common stock to its founder, Ms. Danielle Olsen, for $9,000 or $0.0001 per share.

The officer and sole director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended November 30, 2011.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.

                                      F-8

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                           through November 30, 2011

The items causing this difference are as follows:

                                                                May 18, 2011
                                                             (Date of Inception)
                                                                   through
                                                              November 30, 2011
                                                             -------------------
Tax benefit at U.S. statutory rate ....................      $                -
State income tax benefit, net of federal benefit ......                       -
                                                             -------------------
                                                             $                -
                                                             ===================

The Company did not have any temporary differences for the period from May 18,
2011 (Date of Inception) through November 30, 2011.

6. SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred subsequent to
November 30, 2011 through December 29, 2011, the date the interim financial statements were available to be issued, for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures above, the
Company did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

                                      F-9

                            ZS Consulting Group, LLP
                   Certified Public Accountants and Advisors

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mobile Vault, Inc.

We have audited the accompanying balance sheet Mobile Vault, Inc. (a development stage company) as of May 31, 2011 and the related statement of operations, stockholders' deficit and cash flows for the period from May 18, 2011 (date of inception) through May 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company
Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly we express no such opinion. An audit include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobile Vault, Inc. for the year ended May 31, 2011 and for the period May 18, 2011 (date of inception) through
May 31, 2011, in conformance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZS Consulting Group LLP
---------------------------

Melville, New York
June 27, 2011

        115 Broad Hollow Road, Suite 350       Melville, New York 11747
                 Tel: (516) 394-3344       Fax: (516) 908-7867
                                www.zmscpas.com

                                      F-10

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                                  May 31, 2011

                                     ASSETS
                                     ------
                                                                       MAY 31,
                                                                         2011
                                                                      ---------

CURRENT ASSETS
  Cash and cash equivalents .......................................   $   8,892
  Accounts receivable .............................................          --
                                                                      ---------
    Total current assets ..........................................   $   8,892
                                                                      ---------

                                                                      ---------
  TOTAL ASSETS ....................................................   $   8,892
                                                                      =========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
               -------------------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ..........................   $   3,100
                                                                      ---------
    Total liabilities .............................................       3,100
                                                                      =========

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 4)
  Authorized:
    300,000,000 common shares, $0.0001 par value
  Issued and outstanding shares:
    9,000,000 common shares .......................................   $     900
  Additional paid-in capital ......................................       8,100
  Stock Subscription Receivable ...................................          --
  Deficit accumulated during the development stage ................      (3,108)
                                                                      ---------
    Total Stockholders' Equity (Deficiency) .......................       5,892
                                                                      ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $   8,992
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                      F-11

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                            Statement of Operations
                  For the period May 18, 2011 to May 31, 2011

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                  MAY 18, 2011
                                                                       TO
                                                                  MAY 31, 2011
                                                                 --------------

REVENUES .....................................................   $           --
                                                                 --------------

EXPENSES
  General & Administrative ...................................              108
  Professional Fees ..........................................   $        3,000
                                                                 --------------
                                                                          3,108

Loss Before Income Taxes .....................................   $       (3,108)
                                                                 --------------

Provision for Income Taxes ...................................               --
                                                                 --------------

Net Loss .....................................................   $       (3,108)
                                                                 ==============

PER SHARE DATA:

  Basic and diluted loss per common share ....................   $           --
                                                                 ==============

  Basic and diluted weighted average common shares outstanding        9,000,000
                                                                 ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-12

                                       Mobile Vault, Inc.
                                (A Development Stage Company)
                       Statement of Stockholders' Equity (Deficiency)

                                                                           DEFICIT
                                                                         ACCUMULATED
                                            COMMON STOCK     ADDITIONAL  DURING THE
                                         ------------------    PAID-IN   DEVELOPMENT
                                           SHARES    AMOUNT    CAPITAL      STAGE      TOTAL
                                         ----------  ------  ----------  -----------  -------

Inception - May 18, 2011 ..............          --  $   --  $       --  $       --   $    --

  Common shares issued to Founder for
  cash at $0.001 per share (par value
  $0.0001) on May 18, 2011 ............   9,000,000     900       8,100          --     9,000

Net (loss) ............................          --      --          --      (3,108)   (3,108)
                                         ----------  ------  ----------  ----------   -------

Balance - May 31, 2011 ................   9,000,000     900       8,100      (3,108)    5,892
                                         ==========  ======  ==========  ==========   =======

         The accompanying notes are an integral part of these financial statements.

                                             F-13

                               Mobile Vault, Inc.
                         (A Development Stage Company)
                             Statement of Cash Flow
                  For the period May 18, 2011 to May 31, 2010

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                  MAY 18, 2011
                                                                       TO
                                                                  MAY 31, 2011
                                                                 --------------

OPERATING ACTIVITIES

  Net Loss ...................................................   $       (3,108)
                                                                 --------------

  Changes in Operating Assets and Liabilities:
    Increase (decrease)in accounts payable
     and accrued liabilities .................................            3,100
    Accounts receivable ......................................               --
                                                                 --------------
  Net cash used in operating activities ......................               (8)
                                                                 --------------

FINANCING ACTIVITIES

  Common stock issued for cash ...............................            9,000
                                                                 --------------
  Net cash provided by financing activities ..................            9,000
                                                                 --------------

INCREASE IN CASH AND CASH EQUIVALENTS ........................            8,992

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .............               --
                                                                 --------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ...................            8,992
                                                                 ==============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense .........................................   $           --
                                                                 ==============
    Income taxes .............................................   $           --
                                                                 ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-14

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                              through May 31, 2011

1. BACKGROUND INFORMATION

Mobile Vault, Inc. is a development stage company that was incorporated on May
18, 2011, to provide mobile security and privacy protection. MVault will provide mobile users the ability to check where files have come from, securely back up the data on their mobile phones, check social networks for bad links and other threats, and provide warning of unsafe websites and monitors the phone for suspicious behavior to quickly detect attacks, viruses, and malware activities.

MVault plans to provide a unique way to protect the privacy and security when using any mobile application. The Company's products will allow the user to automatically back up their files to disc, USB device or a cloud-based data center. This allows the user to recover any data and files if your mobile device crashes. This product also secures and automatically enters usernames and passwords to prevent cybercriminals from stealing this information. MVault will block unsafe and malicious websites, including phishing sites.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. For the period ended May 31, 2011, the
Company had minimal operations. As of May 31, 2011, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits.
Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period May 18, 2011 (date of inception)
through May 31, 2011.

                                      F-15

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                              through May 31, 2011

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue;
therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the period May 18, 2011 (date of inception) through May 31, 2011.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.
Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income
Taxes" (ASC 740-10). The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.
If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At May
31, 2011, the Company did not have any potentially dilutive common shares.

   FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards
Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The
Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value
Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
ASC 820 also establishes a fair value hierarchy that distinguishes between (1)
market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions

                                      F-16

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                              through May 31, 2011

about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1)
and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

      o Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets;
quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31,
2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On May 31, 2011, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC
820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13,
Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14,
Certain Revenue Arrangements that include Software Elements ("ASU 2009-14").
These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB
ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2011, with early adoption permitted. The Company adopted these amendments on May 31, 2011.
Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

                                      F-17

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                              through May 31, 2011

In February 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and
Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value
Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level
3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted ASU 2010-06 on May 31, 2011; management does not expect the adoption to have a material impact on the financial statements.

In February 2010, the FASB issued ASU 2010-09 "Subsequent Events - Amendments to
Certain Recognition and Disclosure Requirements" ("ASU 2010-09"), which amends
FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in the first quarter of 2010. The adoption did not have a material impact on the disclosures of the Company's financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

On May 18, 2011, the Company sold 9,000,000 shares of common stock to its founder, Ms. Danielle Olsen, for $9,000 or $0.0001 per share.

The officer and sole director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended May 31, 2011.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.

                                      F-18

                               Mobile Vault, Inc.
                         (A Development Stage Company)

                         Notes To Financial Statements
              For the Period from May 18, 2011 (Date of Inception)
                              through May 31, 2011

The items causing this difference are as follows:

                                                                May 18, 2011
                                                             (Date of Inception)
                                                                   through
                                                                May 31, 2011
                                                             -------------------
Tax benefit at U.S. statutory rate ....................      $                -
State income tax benefit, net of federal benefit ......                       -
                                                             -------------------
                                                             $                -
                                                             ===================

The Company did not have any temporary differences for the period from May 18,
2011 (Date of Inception) through May 31, 2011.

6. SUBSEQUENT EVENTS

As of June 27, 2011, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended May 31, 2011.

                                      F-19

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Accounting Fees ..............   $ 2,500
                  Legal ........................   $ 1,500
                                                   -------
                       TOTAL ...................   $ 5,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Florida Business Corporation Act, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
Our certificate of incorporation provides that, pursuant to Florida law, our directors shall not be liable for monetary damages for breach of the directors'
fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not,
however, required to indemnify any director or officer in connection with any
(a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Mobile Vault, Inc. is authorized to issue up to 500,000,000 shares of stock with a par value of $0.0001, 480,000,000 of common stock and 20,000,000 of preferred stock. For the period ended November 30, 2011, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of
Section 4 (2) of that Act.

                                      II-1

Mobile Vault, Inc. is not listed for trading on any securities exchange in the
United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Mobile Vault, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended November 30, 2011, Mobile Vault, Inc. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of
$9,000.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of Mobile Vault, Inc.*

3.2           Bylaws of Mobile Vault, Inc.*

4.1           Specimen Stock Certificate of Mobile Vault, Inc.*

5.1           Opinion of Counsel.*

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.

23.2          Consent of Counsel (included in Exhibit 5.1).*

99.1          Subscription Documents and Procedure of Mobile Vault, Inc.*

* previously filed

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Mobile Vault, Inc.

EXHIBIT 3.2 Bylaws of Mobile Vault, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of Mobile Vault, Inc.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of Mobile Vault, Inc.

                                      II-2

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.    To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

      ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of
      1933 to any purchaser:

      i.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
            430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
            Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                      II-3

5.    That, for the purpose of determining liability of the registrant under the
      Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to
            Rule 424;

      ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of California on January 24, 2012 .

Mobile Vault, Inc.

/s/ Danielle Olsen
------------------
Danielle Olsen
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Danielle Olsen, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration
Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Danielle Olsen                         January 24, 2012
------------------
Danielle Olsen
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

                                      II-5